Exhibit 99.1

Media Contact

Melissa Woods

T+ 1.405.269.9453

melissa.woods@icxt.com

ICx Technologies Reports Fourth-Quarter and Year-End 2009 Results

Records First Profitable Fiscal Year

ARLINGTON, Va. (Mar. 18, 2010) - ICx Technologies, Inc. (Nasdaq GM: ICXT), announced today its operating and financial results for the fourth quarter and full year ended December 31, 2009.

Year-End Financial Results

For the year ended Dec. 31, 2009, the Company reported revenues of $183.4 million compared to $170.2 million for the year ended Dec. 31, 2008, representing an 8 percent increase year-over-year. With respect to adjusted EBITDA, the Company achieved its first positive fiscal year, showing profits of $8.4 million, a $15.1 million improvement over the ($6.7) million loss in the previous year.

Fourth-Quarter Financials

For the quarter ended Dec. 31, 2009, the Company achieved its sixth consecutive positive quarter, showing adjusted EBITDA profits of $2.4 million, a slight decrease from the $2.5 million reported for the fourth quarter in 2008. The Company reported revenues of $48.2 million, compared to $52.7 million for the quarter ended Dec. 31, 2008, representing an 8 percent decrease year-over-year.

“In what can only be described as a difficult economic climate in 2009, heightened by the delay in passage of the FY 2010 defense bill, we are proud to have achieved our first positive fiscal year based on adjusted EBITDA profits. We believe that we have done the right things right, continuing to eliminate operational redundancies, improving our production efficiencies and focusing on what we do best, developing exceptional products and building our programs business,” stated Colin Cumming, CEO of ICx Technologies.

“We head into 2010 with a positive outlook based on strong contract opportunities in both the government and commercial sectors. We continue to believe that we are well positioned to benefit from homeland and military security initiatives. In addition, we have seen increased interest from our international customers and partners and believe those opportunities will begin to expand. However, as the economy as a whole moves through a slower than expected recovery timeline, we are taking a conservative, though optimistic, stance concerning 2010 revenues.”

Revenue and Earnings Outlook for 2010

ICx announced today guidance for 2010. The Company expects to show solid results in 2010 with revenue in the range of $212 million to $226 million, reflecting growth rates of 16% to 23% over 2009. The Company expects EPS in 2010 to range from $0.06 per share to $0.25 per share on a fully diluted basis. This compares to a loss per share of ($0.31) in 2009.

Conference Call

In connection with the earnings release, ICx will host a conference call and Webcast for investors and analysts to discuss its results for the quarter on March 18 at 4:30 p.m. eastern time.

Participants should call, toll-free, 1.877.315.9025 (United States/Canada), or 1.678.894.3956, and request the ICx Technologies call. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 1.706.645.9291, or call toll-free at 1.800.642.1687 and enter confirmation code 60324426. The recording will be available from 5:30 p.m. (EST) on Thursday, Mar. 18, 2010, through midnight, Apr. 1, 2010 (EST). A live broadcast of the earnings conference call will also be available via the Internet at http://www.ICXT.com in the ‘Events & Presentations’ section under ‘Investor Relations’. The webcast will be archived on the site for one year.

About ICx Technologies, Inc.

ICx Technologies is a leader in the development and integration of advanced sensor technologies for homeland security, force protection and commercial applications. Our proprietary sensors detect and identify chemical, biological, radiological, nuclear and explosive threats, and deliver superior awareness and actionable intelligence for wide-area surveillance, intrusion detection and facility security. We then leverage our unparalleled technical expertise and government funding to address other emerging challenges of our time, ranging from a cleaner environment and alternative energy to life science.

Safe-Harbor Statement

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s revenues, EPS and Adjusted EBITDA for fiscal 2010; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, demand for the Company’s products and services; the ability of the Company to successfully develop and expand its products, services, technologies and markets; the ability of the Company to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions; changes in U.S. government funding levels to purchase the Company’s products and services; the ability of the Company to sell its products to original equipment manufacturers, prime contractors and system integrators; seasonality; competition; the ability of the Company to develop innovative products; the ability of the Company to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts and relationships, including contracts with the U.S. government; general economic, market and business conditions, uncertainties and other factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Use of Non-GAAP Financial Measures

In evaluating its business, ICx considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings from continuing operations before interest, taxes, depreciation and amortization, plus non-cash equity compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than ICx, limiting their usefulness as comparative tools. ICx compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Net Loss

(Unaudited)

(dollars in thousands, except per share amounts)

	Unaudited		Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenues:
Product revenues	$23,155	$21,175	$81,565	$89,720
Contract research and development revenues	15,147	10,235	54,187	40,887
Service and other revenue	9,927	21,281	47,676	39,587

Total revenues	48,229	52,691	183,428	170,194

Cost of revenues:
Cost of product revenues	9,597	10,133	37,580	42,974
Cost of contract research and development revenues	12,625	8,941	40,950	29,339
Cost of service and other revenues	7,129	15,705	34,417	27,476

Total cost of revenue	29,351	34,779	112,947	99,789

Gross profit	18,878	17,912	70,481	70,405

Operating expenses:
General and administrative	6,657	7,056	27,014	31,994
Sales and marketing	6,859	6,282	24,408	29,364
Research and development	4,471	3,501	15,295	21,366
Depreciation and amortization	2,638	3,266	11,320	13,088

Total operating expenses	20,625	20,105	78,037	95,812

Operating loss	(1,747)	(2,193)	(7,556)	(25,407)

Other income (expense):
Interest income	34	132	161	999
Interest expense	(25)	(17)	(103)	(66)
Other, net	787	174	912	(92)

Total other income	796	289	970	841

Loss before income taxes	(951)	(1,904)	(6,586)	(24,566)
Income tax expense (benefit)	927	(90)	1,127	(15)

Loss from continuing operations	$(1,878)	$(1,814)	$(7,713)	$(24,551)
Loss on discontinued operations, net of tax	(173)	(215)	(2,941)	(1,487)
Loss on sale of discontinued operations, net of tax	—	—	—	(903)

Net loss	$(2,051)	$(2,029)	$(10,654)	$(26,941)

Other comprehensive income
Foreign currency translation adjustment, net of tax	150	221	33	(140)

Comprehensive loss	$(1,901)	$(1,808)	$(10,621)	$(27,081)

Net loss per common share
Basic and diluted	$(0.06)	$(0.06)	$(0.31)	$(0.79)

Reconciliation of Non-GAAP Measure:
Net loss	$(2,051)	$(2,029)	$(10,654)	$(26,941)
Add (subtract)
Loss from discontinued operations	173	215	2,941	2,390
Income tax expense (benefit)	927	(90)	1,127	(15)
Interest income	(34)	(132)	(161)	(999)
Interest expense	25	17	103	66
Depreciation and amortization	2,638	3,266	11,320	13,088
Stock-based compensation expense	720	1,232	3,685	5,683

Adjusted EBITDA	$2,398	$2,479	$8,361	$(6,728)

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Balance Sheets

(Unaudited)

(dollars in thousands)

	December 31, 2009	December 31, 2008
Assets

Current assets:
Cash and cash equivalents	$22,270	$30,354
Restricted cash	8,465	8,428
Trade accounts receivable, net	36,751	36,547
Unbilled revenue	8,957	10,997
Inventories	22,491	26,174
Other current assets	4,553	2,651
Current assets of discontinued operations	1,052	619

Total current assets	104,539	115,770
Property, plant and equipment, net	9,673	10,850
Goodwill and intangibles, net	80,176	87,575
Other noncurrent assets	3,671	2,344
Noncurrent assets of discontinued operations	365	2,759

Total assets	$198,424	$219,298

Liabilities and Stockholders’ Equity

Current liabilities	$26,193	$38,828
Current liabilities of discontinued operations	828	198
Noncurrent liabilities	966	2,465

Total liabilities	27,987	41,491

Total stockholders’ equity	170,437	177,807

Total liabilities and stockholders’ equity	$198,424	$219,298

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Selected Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Detection
Product revenue	$14,399	$12,076	$45,380	$55,353
Contract research and development revenue	14,969	9,559	53,221	33,702
Service and other revenue	1,735	650	4,212	2,079

Total revenue	$31,103	$22,285	$102,813	$91,134
Gross profit %	40.3%	38.2%	40.6%	46.9%

Surveillance
Product revenue	$6,808	$7,004	$28,445	$26,226
Contract research and development revenue	219	220	1,008	6,523
Service and other revenue	1,206	11,909	17,494	18,301

Total revenue(1)	$8,233	$19,133	$46,947	$51,050
Gross profit %	43.5%	32.1%	37.6%	35.4%

Solutions
Product revenue	$2,005	$2,095	$7,918	$8,142
Contract research and development revenue	84	456	303	662
Service and other revenue	7,113	8,722	26,565	19,206

Total revenue(2)	$9,202	$11,273	$34,786	$28,010
Gross profit %	30.1%	28.9%	32.0%	34.2%

(1)	Includes $48 and $119 of intersegment revenue that has been eliminated in the Consolidated Statement of Operations and Net Loss for the three months and year ended December 31, 2009
(2)	Includes $261 and $999 of intersegment revenue that has been eliminated in the Consolidated Statement of Operations and Net Loss for the three months and year ended December 31, 2009, respectively